Exhibit 10.11

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of September 17th , 2018, is entered into by and between, U.S. Rare Earth Minerals, Inc., a Nevada corporation, with its principal executive offices located at 78365 Highway 111 suite 287, La Quinta, California 92243 (“Seller”) and U.S. Rare Earth Minerals, Inc., a Wyoming corporation, with its offices at 1621 Central Avenue, Cheyenne, WY 82001 (“Buyer”).

RECITALS

WHEREAS, Mrs. Eleanor Yarbray (the “Creditor”) holds a 6% Senior Unsubordinated Promissory Note, dated May 23, 2013, in the principal amount of One Hundred and Ten Thousand Dollars ($110,000) (the “Promissory Note”);

WHEREAS, Creditor has a security interest in substantially all of the assets of the Seller;

WHEREAS, all interest and principal on the Promissory Note was due and payable on or before August 23, 2013 and is now in default;

WHEREAS, as a condition and inducement to Creditor to enter into an Accord and Satisfaction Agreement (the “Accord and Satisfaction”) releasing Seller of its obligations to Creditor under the Promissory Note, Seller shall execute and deliver this Agreement with Buyer contemporaneously with the execution of the Accord and Satisfaction;

WHEREAS, Seller is engaged in the Business (as defined below);

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the assets and liabilities used primarily in the Business (other than the Excluded Assets (as defined in Section 2.02)), subject to the terms and conditions set forth herein);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
DEFINITIONS

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, grievance, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding, including, without limitation, proceedings by or before any Governmental Authority, arbitrator or mediator.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement and Plan of Merger” means, the Agreement and Plan of Merger and Reorganization between Seller, Bioxy Acquisition Corp and Bioxytran, Inc, dated the even date hereof.

“Assigned Contracts” has the meaning set forth in Section 2.01(b).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Benefit Plan” means (i) each “employee benefit plan” (as defined in Section 3(3) of ERISA, without regard to whether ERISA applies thereto), (ii) all employment, deferred compensation, retention, consulting, severance, individual compensation or similar agreements, and (iii)  all other retention, change-in-control, bonus, stock option, stock purchase, restricted stock, stock appreciation right, phantom equity, incentive, deferred compensation, medical, life insurance, flexible spending, supplemental retirement, severance, vacation, salary continuation, leave of absence, educational assistance, company car, housing allowance, paid time off, welfare, fringe-benefit or other benefit plans, programs, policies, arrangements or agreements of any kind (whether written or oral), and covering one or more Business Employees, current or former directors of the Business, or the beneficiaries or dependents of any such Persons that is maintained, sponsored, contributed to, or required to be contributed to by Seller, or under which Seller has any material liability for premiums or benefits.

“Books and Records” has the meaning set forth in Section 2.01(g).

“Business” means the (i) sales and distribution of certain products derived from the Buyer’s mining activities relating to natural mineral deposits commonly known as Calcium Montmorillonite, (ii) sales and marketing and distribution of a product extracted in the mining process under the name “Excelerite®” and (iii) the exploitation of mining rights granted by M Strata LLC to Buyer for land located in the southwestern part of southern Nevada under the First Amended and Restated Mining Agreement, dated November 1, 2013 between M. Strata LLC and the Buyer.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Business Employee” means any Person who is a present or former employee of Seller at any time prior to or on the Closing Date, and who provided or previously provided any services relating to the Business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnified Party(ies)” has the meaning set forth in Section 7.02.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all legally binding contracts (oral or written), leases, mortgages, licenses, sublicenses, instruments, notes, commitments, undertakings, indentures, letters of intent, memorandum of understanding, memorandum of agreement and other agreements including purchase orders.

“Current Assets of the Business” means the current assets set forth in Section 2.01(i) of the Disclosure Schedule.

“Current Liabilities of the Business” means the current liabilities set forth in Section 2.03(d) of the Disclosure Schedules.

“De-Minimis Losses” has the meaning set forth in Section 7.04(b).

“Designated Person” has the meaning set forth in Section 8.14(a).

“Direct Claim” has the meaning set forth in Section 7.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, encumbrance or other restriction.

“Environmental Law” means any and all federal, state or local Laws (including common law), any Governmental Order or binding agreement with any Governmental Authority and any judicial or administrative interpretation thereof: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “ Environmental Law ” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Liabilities” means any and all environmental response costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post-judgment interest, court costs, attorneys' fees, and other liabilities incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Authority or court of competent jurisdiction to the extent arising out of any violation of, or remedial obligation under, any Environmental Laws which are attributable to the ownership or operation of the Purchased Assets prior to or after the Closing Date or (ii) pursuant to any claim or cause of action by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of any violation of, or any remediation obligation under, any Environmental Laws which is attributable to the ownership or operation of the Purchased Assets prior to or after the Closing Date.

“Equity Interest” means, with respect to any Person, any share, share capital, capital stock, partnership, limited liability company, member or similar interest in such person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any United States or non-United States national, federal, state, local, provincial or international government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any stock exchange or self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indebtedness” means, as to any Person, without duplication, (a) all obligations or liabilities of such Person for borrowed money or in respect of loans or advances (including, without limitation, reimbursement and all other obligations with respect to surety bonds, guarantees, letters of credit, banker’s acceptances, corporate credit card or business credit lines whether or not matured, indemnities, performance letters, comfort letters and other arrangements similar to the foregoing); (b) all obligations or liabilities of such Person under or pursuant to any arrangement to pay the deferred purchase price of property or services or the acquisition of any business, as obligor or otherwise; (c) all obligations or liabilities of such Person under or pursuant to any interest rate and currency swaps, caps collars, interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and similar agreements or hedging devices; (d) all obligations or liabilities created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of Seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations or liabilities of such Person under or pursuant to leases which are required to be, in accordance with GAAP, recorded as capital leases; (f) all obligations or liabilities secured by any Encumbrance on any property or asset owned by that Person, regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (g) all obligations or liabilities of such Person for off balance sheet financing of such Person (other than operating leases); (h) all obligations or liabilities of such Person evidenced by bonds, debentures, notes or other similar securities or instruments; (i) all obligations or liabilities of such Person for any direct or indirect guarantees made by such Person of any Indebtedness of any other Person described in clauses (a) through (h); and (j) any accrued but unpaid interest, Taxes, interest, unpaid prepayment or redemption penalties, premiums or payments and unpaid fees and expenses that are payable in connection with retirement, payment or prepayment of any of the foregoing liabilities or obligations.

“Indemnified Party” has the meaning set forth in Section 7.05.

“Indemnifying Party” has the meaning set forth in Section 7.05.

“Intellectual Property” means any and all intellectual property rights in the world arising under the Laws of any jurisdiction with respect to, arising from or associated with the following: (a) all Internet addresses and domain names (“Domain Names”); (b) trade names, trademarks and service marks (registered and unregistered), trade dress, industrial designs, brand names, trade dress rights, logos, emblems, signs or insignia, social media handles and names, and similar rights and applications to register any of the foregoing, and all goodwill associated therewith throughout the world (collectively, “Marks”); (c) copyrights and works of authorship (including copyrights in software programs) and registrations and applications therefor and all other rights corresponding thereto, moral rights, database and design rights, and mask works and registrations and applications therefor (collectively, “Copyrights”); (d) know-how, discoveries, trade secrets, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value from not being generally known to other Persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”); and (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

“Knowledge of Seller” or any other similar knowledge qualification, means the actual knowledge, after reasonable investigation, of those persons listed on Section 1.01(d) of the Disclosure Schedules and that knowledge which such Persons would have acquired after using commercially reasonable and customary efforts to make a due inquiry into the underlying subject.

“Law” means any domestic or foreign statute, law, ordinance, regulation, rule, code, order, injunction, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority and generally accepted industry standards, including PCI-DSS and the Digital Advertising Alliance.

“Liability” means any Indebtedness, obligation, or liability, including any interest, penalties, fees, costs and expenses, whether known or unknown, matured or unmatured, accrued or unaccrued, vested or unvested, asserted or unasserted, actual or contingent.

“Losses” means all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs or expenses, including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Purchase Price” has the meaning set forth in Section 2.05.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Receivables” means all receivables (including, without limitation, accounts receivable, loans receivable and customer advances) arising from or related to the Business and which are set forth in Section 2.01(a) of the Disclosure Schedules.

“Representative” means, with respect to any Person, any and all directors, partners, members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Seller Indemnified Party(ies)” has the meaning set forth in Section 8.03.

“Tangible Personal Property” has the meaning set forth in Section 2.01(d).

“Taxes” means (i) all federal, state, local or foreign taxes, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges in the nature of a tax, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).

“Tax Return” means any return, report or statement filed or required to be filed with a Governmental Authority with respect to any Taxes (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Third Party Claim” has the meaning set forth in Section 7.05(a).

“Transaction Documents” means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Accord and Satisfaction, the Agreement and Plan of Merger, and the other agreements, instruments and documents required to be delivered at the Closing.

Article II.
PURCHASE AND SALE

Section 2.01 Purchase and Sale of the Purchased Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller all right, title and interest in, to and under the business, properties, assets, goodwill and rights of Seller of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased, used or licensed by Seller and primarily used in the operation of the Business as of the Closing Date, in each case, to the extent that such business, assets, properties, goodwill and rights exist as of the Closing Date and primarily relate to the Business, except for the Excluded Assets (collectively, the “Purchased Assets”), including all of such right, title and interest in and to the following:

(a) all Receivables as set forth in Section 2.01(a) of the Disclosure Schedules;

(b) all Contracts as set forth in Section 2.01(b) of the Disclosure Schedules, including the Intellectual Property Agreements (the “Assigned Contracts”);

(c) the Intellectual Property set forth in Section 2.01(c) of the Disclosure Schedules;

(d) all furniture, fixtures, equipment, supplies, inventory and other tangible personal property of the Business, as listed on Section 2.01(d) of the Disclosure Schedules (the “Tangible Personal Property”);

(e) all leased real property of the Business listed on Section 2.01(e) of the Disclosure Schedules;

(f) all Permits used or held for use primarily in connection with the Business as set forth in Section 2.01(f) of the Disclosure Schedules;

(g) copies of Sellers’ the following books and records pertaining to the Purchased Assets: (i) executed copies of all of the Assigned Contracts; (ii) equipment, products and other warranties; (iii) all technical information and data, maps, computer files, diagrams, blueprints and schematics; (iii) all filings made with or records required to be kept by any Governmental Authority; (iv) all research and development reports; (v) all equipment and operating logs; (vi) all creative, promotional or advertising materials; (vii) all customer, vendor and supplier invoices and lists, client and supplier correspondence (in all cases, in any form or medium, including computerized media), mailing lists and other distribution lists; and (viii) all sales data and information, billing records and manuals (“Books and Records”);

(h) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items that primarily relate to the Purchased Assets (except for Tax credits, Tax refunds and other Tax assets);

(i) all Current Assets of the Business listed in Section 2.01(i) of the Disclosure Schedule, Wells Fargo Bank Accounts and notes receivables;

(j) all rights to receive mail and other communications related to the Business;

(k) all telephone, facsimile numbers and email addresses of the Business;

(l) all historical records, images, advertisements, brochures and similar items related to or used or held for use in connection with the Business;

(m) all goodwill, trade secrets and confidential information associated with the Business including, without limitation, the goodwill associated with existing customer relationships of the Business, and all rights, claims or credits relating to or deriving from, any of the assets described in the foregoing clauses; and

(n) the sole right to use the name “U.S. Rare Earth Minerals, Inc.” and derivations thereof after the Seller has changed its name in the State of Nevada, the SEC and the Financial Industry Regulatory Association.

Section 2.02 Excluded Assets. Other than the Purchased Assets subject to Section 2.01, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of Seller, and all such assets and properties listed below shall be excluded from the Purchased Assets (the “Excluded Assets”). Excluded Assets are the following assets and properties of Seller:

(a) all Contracts that are not Assigned Contracts;

(b) the corporate seals, organizational documents, minute books, stock books, Tax Returns and related records and workpapers, books of account or other records having to do with the corporate organization of Seller, all employee-related or employee benefit-related files or records and any other books and records which Seller is prohibited from disclosing or transferring to Buyer under applicable Law and is required by applicable Law to retain;

(c) all insurance policies of Seller and all rights to applicable claims and proceeds thereunder;

(d) all Benefit Plans and trusts or other assets attributable thereto;

(e) all securities or other Equity Interests of any Person owned or held by Seller; and

(f) all documents maintained by Seller in connection with the transactions contemplated by this Agreement or any of the Transaction Documents.

Section 2.03 Assumed Liabilities. Subject to the terms and conditions set forth herein, at the Closing, Buyer shall assume and agree to pay, perform and discharge when due the following (collectively, the “Assumed Liabilities”):

(a) all trade accounts payable of Seller to third parties in connection with the Business that remain unpaid as of the Closing Date;

(b) all liabilities and obligations under the Assigned Contracts arising from the ownership, operation and conduct of the Business after the Closing, except those liabilities and obligations relating to the Excluded Assets or Excluded Liabilities;

(c) all Liabilities for (i) Taxes with respect to the Business or the Purchased Assets and (ii) Transfer Taxes for which Buyer is responsible under Section 6.08(d);

(d) all Current Liabilities of the Business as set forth in Section 2.03(d) of the Disclosure Schedules;

(e) all Environmental Liabilities associated with the Purchased Assets whether in existence prior to or after the Closing Date;

(f) all Actions against Seller arising prior to the Closing Date;

(g) any Liabilities for (i) Taxes with respect to the Business or the Purchased Assets arising after the Closing Date, (ii) Taxes of Seller arising prior to the Closing Date and (iii) Transfer Taxes;

(h) any default or breach of any Contract, breach of warranty, tort, infringement, violation of Laws or environmental, health or safety matter; and,

(i) all Indebtedness of the Business on the Closing Date, together with all interest due thereon.

Section 2.04 Excluded Liabilities. Buyer shall not assume and shall not be responsible to pay, perform or discharge any liabilities or obligations of Seller (collectively, the “Excluded Liabilities”) as set forth below:

(a) any liabilities or obligations of Seller after the Closing Date not associated with the Business or the Purchased Assets;

(b) any liability, obligation or commitment arising out of any Contract that is not an Assigned Contract;

(c) any Liabilities for Taxes with respect to the Seller arising after to the Closing Date and that are not associated with the Business or the Purchased Assets and

(d) any liability, obligation or commitment of any of Sellers to the extent relating to, or arising out of, any Excluded Asset, or to the extent arising out of the ownership by Seller of the Excluded Assets or associated with the realization of the benefits of any Excluded Asset or the business of the Seller after the Closing date.

Section 2.05 Purchase Price. The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be One dollar ($1.00).

Article III.
CLOSING

Section 3.01 Closing.  Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at such place as mutually determined by the parties Contemporaneously with the execution of the Accord and Satisfaction; provided, that all the conditions to Closing set forth in Article VII are either satisfied or waived.  The date on which the Closing occurs is herein referred to as the “Closing Date.”

Section 3.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a bill of sale in the form of Exhibit A hereto (the “Bill of Sale”) duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer;

(ii) an assignment and assumption agreement in the form of Exhibit B hereto (the “Assignment and Assumption Agreement”) duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities; and

(iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying (i) the names and signatures of the officers of Seller who are authorized to sign this Agreement and the Transaction Documents and the other documents to be delivered hereunder and thereunder, (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (iii) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Purchase Price;

(ii) Assignment and Assumption Agreement duly executed by Buyer; and

(iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying (i) the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder, (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (iii) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

Article IV.
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date.

Section 4.01 Organization and Qualification of Seller.  Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all necessary corporate or entity power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted and contemplated to be conducted through Closing. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.

Section 4.02 Authority of Seller.  Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by Buyer and each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.03 No Conflicts; Consents.  Except as set forth in Section 4.03 of the Disclosure Schedules, the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Seller; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business,  the Purchased Assets or the Assumed Liabilities; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Contract; (d) require the consent, notice, vote, approval or other action by the stockholders of Seller; or (e) result in the creation or imposition of any Encumbrance on any Purchased Asset. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.04 Scope of Representations of Seller.

Seller disclaims all liability and responsibility for any representation, warranty, statements or communications (orally or in writing) to Buyer, including any information contained in any opinion, information or advice that may have been provided to Buyer by any employee, officer, director, agent, consultant, engineer or engineering firm, trustee, representative, investment banker, financial advisor, partner, member, beneficiary, stock holder or contractor of Seller whenever and however made, including those made in any data room or internet site and any supplements or amendments thereto or during any negotiations with respect to this Agreement or any confidentiality agreement previously executed by the Parties with respect to the Purchased Assets.

SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE ASSETS OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; (II) THE PRESENCE, QUALITY AND QUANTITY OF PURCHASED ASSETS OR RESERVES (IF ANY) ATTRIBUTABLE TO THE PURCHASED ASSETS; (III) THE ABILITY OF THE PURCHASED ASSETS TO PRODUCE CALCIUM MONTMORILLONITE OR “EXCELERITE ®”; (iv) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE PURCHASED ASSETS; (vi) THE ENVIRONMENTAL CONDITION OF THE PURCHASED ASSETS; (v) THE TAX ATTRIBUTES OF PURCHASED ASSETS; AND (VI) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY INFORMATION OR MATERIAL FURNISHED TO BUYER BY SELLER OR OTHERWISE CONSTITUTING A PORTION OF THE PURCHASED ASSETS. ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER’S RELIANCE ON OR USE OF THE SAME IS AT BUYER’S SOLE RISK.

(a) Buyer has, or by Closing will have, made its own independent investigation, analysis and evaluation of the transactions contemplated by this Agreement (including Buyer’s own estimate and appraisal of the value of Purchased Assets and an independent assessment and appraisal of the environmental risks and liabilities associated with the acquisition of the Purchased Assets). Buyer has had, or will have prior to Closing, access to perform its investigation and has not relied on any representations by Seller other than those expressly set forth in this Agreement.

(b) Except for the Seller’s express representations and warranties in this Article IV, the Purchased Assets are to be sold AS IS AND WHERE IS AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, MERCHANTABILITY, CONDITION OR FITNESS FOR A PARTICULAR PURPOSE. PRIOR TO CLOSING, BUYER SHALL HAVE INSPECTED THE ASSETS AND UPON CLOSING WILL ACCEPT THE ASSETS “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

Article V.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date.

Section 5.01 Organization of Buyer. The Buyer is duly organized, validly existing and in good standing under the Laws of the State of Wyoming.

Section 5.02 Authority of Buyer. Buyer has all necessary organizational power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite organizational power on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by Seller and each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.03 No Conflicts; Consents.  The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of any organizational document of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 5.04 Legal Proceedings. There are no Actions or other legal proceedings pending or, to Buyer’s knowledge, threatened in writing against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Article VI.
COVENANTS

Section 6.01 Public Announcements.  Buyer, on the one hand, and Seller, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and shall not issue any such press release or make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that Buyer or Seller may, without the prior written consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable Law or stock exchange requirements.

Section 6.02 Bulk Sales Laws.  The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 6.03 Tax Matters.

(a) Seller and Buyer agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, information and assistance relating to the Business and the Purchased Assets, including access to Books and Records, as is reasonably necessary in connection with (i) the preparation or filing of any Tax Return by Buyer or Seller, (ii) the making of any Tax election by Buyer or Seller, (iii) Buyer or Seller’s claim for any Tax refund, (iv) the determination of liability for Taxes, and (v) any audit, examination or other proceeding in respect of Taxes related to the Business or the Purchased Assets. Each of Buyer and Seller shall retain all Tax Returns, work papers and other material records or other documentation in its possession (or in the possession of any Affiliate) in respect of Tax matters relating to the Business and the Purchased Assets for any Tax period that includes the Closing Date and all prior taxable periods until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate.

(b) Taxes levied with respect to the Business or the Purchased Assets for a taxable period that includes (but does not end on) the Closing Date shall be assumed by the Buyer. For the avoidance of doubt, this Section 6.03(b)shall survive the Closing Date.

(c) All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees (including any additions thereto, penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (“Transfer Taxes”) shall be divided, borne and paid equally 50% by Buyer and 50% by Seller when due. All necessary documentation and Tax Returns with respect to such Transfer Taxes shall be prepared and filed by the party required under applicable Law to file such Tax Returns. If required by applicable Law, Seller and Buyer shall, and shall cause their respective Affiliates to, cooperate in preparing and filing, and join in the execution of, any such Tax Returns.  Seller and Buyer shall cooperate in providing each other with any appropriate certification and other similar documentation relating to exemption from Transfer Taxes (including any appropriate resale exemption certifications), as provided under applicable Law.

Section 6.04 Further Assurances.  Following the Closing, each of the parties hereto shall, Buyer shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.05 Third Party Consents.  Seller shall use commercially reasonable efforts to give all notices, obtain all consents and to and make all filings with third parties that are described in Section 4.03 of the Disclosure Schedules.

Article VII.
INDEMNIFICATION

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) months from the Closing Date (the “Expiration Date”); provided, however, Section 4.04 shall survive the termination of this Agreement.

Section 7.02 Indemnification By Seller. After the Closing, subject to the other terms and conditions of this Article VII, Seller shall indemnify Buyer and its Representatives (collectively, the “Buyer Indemnified Parties”) against, and shall hold Buyer Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any Transaction Document;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or in any Transaction Document;

(c) any Third Party Claims related to the business, operations, properties, assets or obligations of Seller or any of its Affiliates conducted, existing or arising after the Closing; or

(d) any Excluded Asset or Excluded Liabilities.

Section 7.03 Indemnification By Buyer. After the Closing, subject to the other terms and conditions of this Article VII, Buyer shall indemnify Seller and its Affiliates (collectively, the “Seller Indemnified Parties”) against, and shall hold the Seller Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnified Parties based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any Transaction Document;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or in any Transaction Document;

(c) any Third Party Claims related to the Business, operations, properties, assets or obligations of Seller or any of its Affiliates; or

(d) any Purchased Assets or Assumed Liabilities.

Section 7.04 Certain Limitations. The indemnification provided for in Section 7.02 and Section 7.03 by the Buyer and Seller shall be subject to the following limitations:

(a) Any individual or series of related Losses must exceed $30,000 (“De-Minimis Losses”) for an Indemnified Party to be eligible for indemnification and shall be deducted from any award for a Loss.

(b) Payments by the Indemnifying Party pursuant to this Article VII in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of any such claim.

(c) in no event shall the Indemnifying Party be liable to the Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or any damages based on any type of multiple except to the extent adjudicated and owed to a third party with respect to a Third Party Claim.

(d) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss, including by pursuing insurance claims and claims against third parties, and shall reasonably consult and cooperate with the Indemnifying Party with a view toward mitigating Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to Losses.

Section 7.05 Indemnification Procedures. The party making a claim under this Article VII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”.

(a) Third Party Claims. If any Indemnified Party receives written notice of the assertion or commencement of any Action or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof (a “Claim Notice”). The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations. Such Claim Notice shall describe the Third Party Claim in reasonable detail, shall include a copy of all papers served with respect to such Third Party Claim, if any, and any other documents reasonably necessary (as determined by the Indemnified Party) and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in or, by giving written notice within ten (10) Business Days of receipt of a Third Party Claim, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel; provided, that such notice contains confirmation that the Indemnifying Party has agree to indemnify the Indemnified Party (subject to the limitation on indemnification set forth herein) for the Losses arising out of or resulting from the Third Party Claim of which it is assuming the right to conduct and control the defense thereof. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 7.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party; provided, however, that the Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim if: (i) such claim is part of an Action to which the Indemnifying Party is also a party and the Indemnified Party is advised by counsel that a conflict exists as a result of the Indemnifying Party’s control over such proceedings, (ii) such Third Party Claim seeks injunctive or other equitable relief against the Indemnified Party, (iii) the Third Party Claim relates to or arises in connection with any governmental proceeding, action, indictment, allegation or investigation in respect of the business of Buyer or their respective Affiliates, (iv) the Indemnifying Party failed or is failing to reasonably prosecute or defend such Third Party Claim, or (vi) such claim involves any customer, supplier, distributor or other material business relation of Buyer or Seller or their respective Affiliates. If the Indemnifying Party has validly made such election, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party. The Indemnified Party and the Indemnifying Party shall cooperate with each other in all reasonable respects to ensure the proper and adequate defense of any Third Party Claim, including making available Books and Records and other information relating to such Third Party Claim and furnishing employees and representatives as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, if the Indemnifying Party assumes the defense of any Third Party Claim pursuant to Section 7.05, (i) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim and (ii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall be given if the settlement by its terms (1) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (2) fully and finally releases the Indemnified Party completely in connection with such Third Party Claim, and (3) does not impose any obligation or restriction on such Indemnified Party or its Affiliates). If the Indemnifying Party does not assume the defense of such Third Party Claims or fails to diligently prosecute or withdraws from the defense of a Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party for any settlement entered into or any judgment consented to without the prior the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding any other provision of this Agreement, whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, if the Indemnified Party admits any liability with respect to, or settles, compromises or discharges, such Third Party Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), then such admission, settlement or compromise will not be binding upon or constitute evidence against the Indemnifying Party for purposes of determining whether the Indemnified Party has incurred Losses that are indemnifiable pursuant to this Article VII or the amount thereof.

(c) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from or involve a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party by providing prompt written notice thereof to the Indemnifying Party after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim asserting or denying its responsibility with respect to such Direct Claim. During such thirty (30)-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall reasonably assist the Indemnifying Party’s investigation. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have accepted such claim.

Article VIII.
MISCELLANEOUS

Section 8.01 Expenses.  Except as otherwise expressly provided herein (including Section 6.08 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing (including, without limitation, e-mail transmission) and shall be deemed to have been given (a) if delivered by hand, when such delivery is made at the address specified on the signature pages hereto; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) if delivered by e-mail or facsimile, when such e-mail or facsimile is transmitted to the number or e-mail address specified on the signature page hereto or (d) on the day mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses or coordinates as provided Preamble hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02).

Section 8.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (i) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.  All references in this Agreement or any of the other Transaction Documents to “$” or “Dollars” are to United States Dollars, unless expressly stated otherwise.

Section 8.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 8.06 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedules) and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 8.07 Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as set forth in Section 2.12, neither party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Buyer can assign its rights hereunder to any lender providing the Financing.  No assignment (including pursuant to Section 2.12) shall relieve the assigning party of any of its obligations hereunder.

Section 8.08 No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Seller and Buyer. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURT OF THE UNITED STATES OF AMERICA OR THE STATE COURT, IN EACH CASE LOCATED IN NEVADA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(c).

Section 8.11 Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to seek equitable relief, including, without limitation, an injunction or injunctions (without the payment or posting of any bond) in connection with any breach or threatened breach of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction. This paragraph shall not be construed as an election of any remedy, or as a waiver of any right available to the parties under this Agreement or the law, including, without limitation, the right to seek damages from the breaching party for a breach of any provision of this Agreement, nor shall this paragraph be construed to limit the rights or remedies available under applicable law for any violation of any provision of this Agreement.

Section 8.12 Disclosure Schedule.  The Disclosure Schedules will be arranged to correspond to the representations and warranties in Articles IV and V of this Agreement and disclosure in one section shall be deemed to be disclosure in any other section required in the Disclosure Schedule.

Section 8.13 Counterparts. This Agreement may be executed and delivered (including, without limitation, by facsimile transmission or e-mail) in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.14 Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-Client Privilege.

(a) Buyer and Seller waive and shall not assert, and agrees to cause its Affiliates to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing (the “Post-Closing Representation”), of Seller, Buyer or any of their Affiliates or any shareholder, officer, employee or director of the or any of their Affiliates (any such Person, a “Designated Person”) in any matter involving this Agreement, the Transaction Documents or the transactions contemplated hereby, by Law Office of R.J. Newman, P.C.

(b) Buyer and Seller waive and shall not assert, and agrees to cause its Affiliates to waive and to not assert, any attorney-client privilege solely to the extent inherited as a result of the transactions contemplated by this Agreement with respect to any communication between any legal counsel and any Designated Person in any matter involving this Agreement, the Transaction Documents or the transactions contemplated hereby occurring during the Current Representation prior to the Closing Date in connection with any Post-Closing Representation.

(c) The attorney-client privilege, attorney work-product protection and expectation of client confidence arising from the transactions contemplated hereby prior to the Closing Date, and all information and documents covered by such privilege or protection, will belong to and be controlled by Seller and may be waived only by Seller, and not Buyer, and will not pass to or be claimed or used by Buyer; provided, that Buyer may assert the privilege against a third party.

[Remainder of Page Intentionally Left Blank]

SELLER:

U.S. RARE EARTH MINERALS, INC.
(a Nevada corporation)

By:
	Name:	Mr. Lawrence W. Bonafide
	Title:	Chairman, Secretary & Treasurer

BUYER:

U.S. RARE EARTH MINERALS, INC.
(a Wyoming corporation)

By:
	Name:	Mr. Thomas Yarbray
Title:

DISCLOSURE SCHEDULES

2.01 (a) Receivables

All accounts receivables of Seller on the Closing Date.

2.01 (b) Assigned Contracts

2.01 (c) Intellectual Property

Domain name: US-REM.com

Website: US-Rem.com

Copyrights: All material on USMN’s website and advertising material

Trademark: EXCELERITE®

OMRI Products Listings

Distributor Contracts

Customer List

Amazon Account

E-Bay account

E-Voice account

Mail Chimp account

Google account

Quick Books On-Line account

2.01 (d) Tangible Personal Property

EQUIPMENT

CB Loadall 520 vin# SLP520WE0789591

John Deere 120 Excavator PIN P00120x03485

Gradall Telescopic Material Handler s/n GYG19769

Case W-14 Articulating Wheel Loader s/n 1941656

Kawasaki 85Z Articulating Wheel Loader s/n 85C3 5851

Terex T45 45 kw Generator Mod. OT451 s/n U1051113170

Stacker #1 s/n 243456 Power screen

Stacker #2 s/n 243457 Power screen

Power screen Screening Plant #1 s/n 2720256

Power screen Screening Plant #2 s/n 2737489

2.01 (e) Leased Real Property

La Quinta, CA Office Address

PANACE MINING CLAIMS

Eagle 3	NMC1004017
Eagle 4	NMC1006216
Eagle 5	NMC1006218
Eagle 6	NMC1006217
Eagle 7	NMC1005292
Eagle 8	NMC1007241
Eagle 9	NMC1003133
Eagle 10	NMC1003134
Eagle 11	NMC1003135

2.01 (f) Permits

2.01 (i) Current Assets

Wells Fargo checking account No. 7655740426

Wells Fargo savings account No. 6454374403

2.03 (d) Current Liabilities

All current liabilities of the Seller in existence on the date hereof.

Bill Of Sale

DATE: September ___, 2018

This Bill of Sale is made between U.S. Rare Earth Minerals, Inc. (a Nevada corporation) (“Seller”), located at 78365 Hwy 111, Suite 287, La Quinta, CA 92253 and U.S. Rare Earth Minerals, Inc. (a Wyoming corporation) (“Buyer”) located at1621 Central Avenue, Cheyenne, WY 82001.

For valuable consideration, receipt of which is hereby acknowledged. Seller hereby transfers, conveys and assigns to buyer all of its rights title and interest in and unto all of the following equipment, assets, intangible assets, banking accounts and mining claims as set forth below:

EQUIPMENT

CB Loadall 520 vin# SLP520WE0789591

John Deere 120 Excavator PIN P00120x03485

Gradall Telescopic Material Handler s/n GYG19769

Case W-14 Articulating Wheel Loader s/n 1941656

Kawasaki 85Z Articulating Wheel Loader s/n 85C3 5851

Terex T45 45 kw Generator Mod. OT451 s/n U1051113170

Stacker #1 s/n 243456 Power screen

Stacker #2 s/n 243457 Power screen

Power screen Screening Plant #1 s/n 2720256

Power screen Screening Plant #2 s/n 2737489

OTHER

Domain name: US-REM.com

Website: US-Rem.com

Copyrights: All material on USMN’s website and advertising material

Trademark: EXCELERITE®

OMRI Products Listings

La Quinta, CA Office Address

Distributor Contracts

Customer List

Amazon Account

E-Bay account

E-Voice account

Mail Chimp account

Google account

Quick Books On-Line accoun

BANKING

Wells Fargo checking account No. 7655740426

Wells Fargo savings account No. 6454374403

PANACE MINING CLAIMS

Eagle 3	NMC1004017
Eagle 4	NMC1006216
Eagle 5	NMC1006218
Eagle 6	NMC1006217
Eagle 7	NMC1005292
Eagle 8	NMC1007241
Eagle 9	NMC1003133
Eagle 10	NMC1003134
Eagle 11	NMC1003135

to Buyer in exchange for forgiveness of $110,000 a 6% Senior Unsubordinated Promissory Note, dated May 23, 2013 in the principal amount of One Hundred and Ten Thousand Dollars ($110,000), together with all interest, penalty interest and penalty fees thereon.

SELLER:

U.S. RARE EARTH MINERALS, INC.
(a Nevada corporation)

By:
	Name:	Mr. Lawrence W. Bonafide
	Title:	Chairman, Secretary & Treasurer

BUYER:

U.S. RARE EARTH MINERALS, INC.
(a Wyoming corporation)

By:
	Name:	Mr. Thomas Yarbray
Title:

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment and Assumption Agreement”) is made and entered into effective on September __, 2018 (“Effective Date”), between U.S. Rare Earth Minerals, Inc. (a Nevada corporation) “Assignor”, located at 78365 Hwy 111, Suite 287, La Quinta, CA 92253 and U.S. Rare Earth Minerals, Inc. (a Wyoming corporation) “Assignee” located at1621 Central Avenue, Cheyenne, WY 82001. (“Assignee). The Assignee and the Assignor are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

Pursuant to that certain Asset Purchase Agreement, dated the even date hereof (the “Asset Purchase Agreement”), the Assignor desires to assign to the Assignee 100% of its interest and its rights under the Asset Purchase Agreement associated with the Business (capitalized terms used herein but not defined have the meanings set forth in the Asset Purchase Agreement) as set forth in the Asset Purchase Agreement, (“Assigned Interest/Rights”) on the terms and subject to the conditions contained in this Assignment and Assumption Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Assignment. The Assignor hereby assigns to the Assignee the Assigned Interest/Rights effective on the Effective Date in accordance with this Assignment and Assumption Agreement and the Asset Purchase Agreement.

2. Assumption. The Assignee hereby assumes all of the duties, the obligations and the liabilities of the Assignor arising under the Asset Purchase Agreement on or after the Effective Date with respect to the Assigned Interest/Rights. The Assignee hereby expressly agrees to be bound by the terms and the conditions of the Asset Purchase Agreement on and after the Effective Date with respect to the Assigned Interest/Rights.

Signature page follows this page.

IN WITNESS WHEREOF, the Parties have executed and delivered this Assignment and Assumption Agreement as of the Effective Date.

ASSIGNOR	U.S. RARE EARTH MINERALS, INC.
(A NEVADA CORPORATION)

By:
	Name:	Dr. David Platt
	Title:	Chief Executive Officer

ASSIGNEE	U.S. RARE EARTH MINERALS, INC.
(A WYOMING CORPORATION)

By:
	Name:	Mr. Thomas Yarbray
	Title:	Chief Executive Officer